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Exhibit 21

                                SUBSIDIARY LIST

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Name of Subsidiary                                    State of Incorporation
------------------                                    ----------------------
Canadian Ferro Hot Metal Specialties Limited             Ontario, Canada
Oglebay Norton Engineered Materials, Inc.                Ohio
Oglebay Norton Specialty Minerals, Inc.                  Ohio
Oglebay Norton Industrial Sands, Inc.                    California
Oglebay Norton Management Company                        Ohio
Oglebay Norton Marine Services Company, L.L.C.           Delaware
Oglebay Norton Terminals, Inc. d/b/a/ Cleveland Bulk
 Terminal                                                Ohio
ON Coast Petroleum Company                               Texas
ON Marine Services Company                               Delaware
ONCO WVA, Inc.                                           West Virginia
ONTEX, Inc.                                              Delaware
Saginaw Mining Company                                   Ohio
Texas Mining, LP                                         Delaware
Global Stone Corporation                                 Ohio
Global Stone Chemstone Company                           Delaware
Global Stone Filler Products Company                     Delaware
Global Stone James River, Inc.                           Delaware
Global Stone Oakville Ltd.                               Canada
Global Stone PenRoc, LP                                  Pennsylvania
Global Stone Port Inland, Inc.                           Michigan
Global Stone St. Clair Inc.                              Delaware
Global Stone Tenn Luttrell Company                       Delaware
GSPC Inc.                                                Delaware
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